                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               RPS REALTY TRUST
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                RPS REALTY TRUST
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of RPS Realty Trust (the "Trust") on Friday, July 7, 1995 at 9:30 a.m. at the offices of Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, 19th Floor Conference Room, New York, New York. Your Board of Trustees and management look forward to greeting personally those Shareholders who are able to attend.

     The meeting principally concerns the election of three Trustees for three-year terms expiring in 1998. The nominees listed in the enclosed proxy materials are presently Trustees of the Trust.

     Your Board of Trustees recommends a vote "FOR" each of the listed nominees. The accompanying Proxy Statement contains additional information and should be carefully reviewed by Shareholders.

     The meeting does not concern, and the enclosed materials do not solicit proxies with respect to, the recently-announced transaction between the Trust and Ramco-Gershenson, Inc. A proxy statement relating to such transaction will be furnished to Shareholders at a later date.

     It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date and mail the enclosed proxy card at your earliest convenience.

     Your continued interest and participation in the affairs of the Trust are greatly appreciated.

                                          Sincerely,

                                          /s/ Joel M. Pashcow
                                          ----------------------
                                          Joel M. Pashcow
                                          Chairman

                                RPS REALTY TRUST

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 7, 1995

                            ------------------------

To the Shareholders of RPS Realty Trust:

     Notice is hereby given that the 1995 Annual Meeting of Shareholders of RPS Realty Trust (the "Trust") will be held at the offices of Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, 19th Floor Conference Room, New York, New York, on July 7, 1995 at 9:30 a.m., to consider and take action upon the following matters:

          (1) The election of three (3) Trustees for a term to expire in 1998;

          (2) The ratification of the selection by the Board of Trustees of the Trust of Deloitte & Touche LLP as the independent auditors of the Trust for the fiscal year commencing January 1, 1995; and

          (3) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Trustees has fixed the close of business on May 15, 1995 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of Shareholders entitled to vote at the meeting will be available for examination by any Shareholder, for any purpose germane to such meeting, during ordinary business hours during the ten days prior to the meeting date, at the offices of the Trust, 747 Third Avenue, New York, New York 10017.

                                          By Order of the Board of Trustees

                                          /s/ John J. Johnston, Jr.
                                          ---------------------------------
                                          John J. Johnston, Jr.,
                                          Vice President -- Real Estate
                                          Counsel and Secretary

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP THE TRUST AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE SHAREHOLDERS CANNOT BE TRANSACTED UNLESS AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF BENEFICIAL INTEREST IS REPRESENTED AT THE MEETING.

                                RPS REALTY TRUST
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                  INTRODUCTION

GENERAL

     The accompanying form of proxy is solicited on behalf of the Board of Trustees of RPS Realty Trust (the "Trust") for use at the Annual Meeting of Shareholders of the Trust (the "Meeting") to be held at the offices of Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, 19th Floor Conference Room, New York, New York, on July 7, 1995 at 9:30 a.m. The Trust has first mailed these proxy materials to holders (the "Shareholders") of shares of beneficial interest, $.10 par value (the "Shares"), on or about May 31, 1995. The Trust's executive offices are located at 747 Third Avenue, New York, New York 10017 (telephone: (212) 355-1255). Shareholders of record at the close of business on May 15, 1995 (the "Record Date") will be entitled to vote at the Meeting.

     Proxies in the accompanying form which are properly executed and duly returned to the Trust and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of management's three nominees for re-election as Trustees and in favor of proposal 2. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Trust of its revocation. A Shareholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby cancelling any proxy previously given.

     As of April 15, 1995, approximately 28,492,421 Shares of the Trust were outstanding, with each Share entitled to one vote on all matters that may come before the Meeting.

PROPOSED TRANSACTION WITH RAMCO

     On April 10, 1995, the Trust and Ramco-Gershenson, Inc. ("Ramco") and its affiliates (the "Ramco Group") entered into an agreement relating to the acquisition through an operating partnership of which the Trust will be the sole general partner (the "Operating Partnership") of substantially all of Ramco's shopping center and retail properties, as well as Ramco's management organization, personnel and business operations (the "Transaction"). As part of the Transaction, the Trust will succeed to the ownership of interests in 22 shopping center and retail properties (the "Ramco Properties"), as well as 100% of the non-voting stock and 5% of the voting stock of Ramco (representing in excess of 99% of the economic interests of Ramco). The Trust will transfer to the Operating Partnership six properties (the "RPS Properties") and $75,000,000 in cash (less expenses paid by the Trust in connection with the Transaction). Following the closing of the Transaction,

Ramco will manage the Ramco Properties, the RPS Properties and properties of certain third parties and other Ramco affiliates.

     Upon consummation of the Transaction, the Trust will be the sole general partner of and a limited partner in the Operating Partnership and initially will hold approximately 74.1% of the interests therein. The members of the Ramco Group will be limited partners in the Operating Partnership and will initially hold, in the aggregate, approximately 25.9% of the interests therein. The exact number of units of limited partnership ("OP Units") to be received by the Trust and members of the Ramco Group will be determined based upon the relative agreed upon values of the assets to be contributed by the parties. The Ramco Group can also increase its interest in the Operating Partnership based on the future performance of certain of the Ramco Properties; such performance incentives could increase the Ramco Group's interest in the Operating Partnership to approximately 32.1% in the aggregate. Subject to certain limitations, the Ramco Group's OP Units will be exchangeable for shares of the Trust commencing one year after consummation of the Transaction, subject to purchase of such OP Units for cash by the Trust, at the Trust's option.

     As part of the Transaction, it is anticipated that (i) the Trust's state of organization will be changed from Massachusetts to Maryland and the Trust will change its name to Ramco-Gershenson Properties Trust and (ii) the Trust will implement a four-for-one reverse stock split.

     Upon consummation of the Transaction, it is contemplated that four of the nine current members of the Board of Trustees (including all of the Class I Trustees who have been nominated for election at the Meeting) will resign and will be replaced by four individuals designated by the Ramco Group, two of whom will be independent of the Trust, Ramco and their respective affiliates. In addition, the five current principal executive officers of Ramco will become executive officers of the Trust and will be responsible for the management of the Trust's real estate operation.

     In connection with the Transaction, and as a condition thereto, the Trust will transfer its remaining mortgage loan portfolio, as well as its Norgate Center and 9 North Wabash Avenue properties and certain other assets (collectively, the "Mortgage Loan Assets"), to a newly-formed Maryland real estate investment trust ("REIT"), and thereafter will distribute the shares of the new REIT to the Trust's Shareholders (the "Spin-Off Transaction").

     Additional information with respect to the Transaction will be included in a separate proxy statement to be distributed to the Shareholders, pursuant to which the Trust will seek the approval of its Shareholders of the Transaction and certain related transactions to be described therein. This proxy statement and the accompanying proxy are being sent to Shareholders solely in connection with the election of the Class I Trustees and ratification of the selection of the Trust's accountants; no proxy is being sought or solicited with respect to the Transaction at this time.

                              ELECTION OF TRUSTEES

     At the Meeting three Trustees comprising the Class I Trustees are to be elected for three-year terms expiring in 1998 (although, as indicated above, it is anticipated that these nominees will resign upon consummation of the Transaction, and will be replaced by individuals designated by the Ramco Group). It is intended that votes will be cast pursuant to proxies received from Shareholders of the Trust FOR the nominees listed hereinafter, all of whom are presently Trustees of the Trust, unless contrary instructions are received.

     If for any reason any of the nominees becomes unavailable for election, the proxies solicited will be voted for such nominees as are selected by management. Management has no reason to believe that any of the nominees is not available or will not serve if elected. The election of each Trustee will be decided by a plurality of the Shares present and entitled to vote at the Meeting.

     Set forth in the following table is certain information with respect to each nominee nominated to serve as a Class I Trustee for a term to expire in 1998 and certain information relating to the Class II Trustees and Class III Trustees, whose terms expire in 1996 and 1997, respectively.

                                                                                    YEAR FIRST
                                                                                     BECAME A
          NAME OF TRUSTEE/                                                           TRUSTEE
        NOMINEE FOR ELECTION          AGE            PRINCIPAL OCCUPATION              (1)
                                      ---    ------------------------------------   ----------

                               CLASS I: TERM TO EXPIRE IN 1998

Edward Blumenfeld                     54     A principal of Blumenfeld                 1988
                                             Development Group, Ltd., a
                                             commercial real estate developer,
                                             since 1978.
Samuel M. Eisenstat                   55     Private practice of law for more          1986
                                             than five years. Mr. Eisenstat is
                                             also a director of various mutual
                                             funds managed by Sun America Asset
                                             Management and of UMB Bank & Trust
                                             Co.

William A. Rosoff                     51     Partner in Wolf, Block, Schorr and        1990
                                             Solis-Cohen, a law firm, since 1975;
                                             Mr. Rosoff has been associated with
                                             the firm since 1969. Mr. Rosoff
                                             serves on the Legal Activities
                                             Policy Board of Tax Analysts; the
                                             Tax Practice Advisory Board for
                                             Little, Brown & Company, and the
                                             Advisory Board for Warren, Gorham
                                             and Lamant's Journal of Partnership
                                             Taxation.

                               CLASS II: TERM TO EXPIRE IN 1996

Edwin J. Glickman                     62     Executive Vice President of Capital       1980
                                             Lease Funding Corp. since January
                                             1995. Prior to that Mr. Glickman was
                                             Chairman of the Glickman
                                             Organization, Inc. from April 1991
                                             to December 1994. Prior to that,
                                             Chairman of the Executive Committee
                                             of Schoenfeld Glickman Maloy Inc.
                                             from May 1989. Also Vice Chairman of
                                             Sybedon Corporation from 1977 to
                                             1993. In all positions, Mr. Glickman
                                             has been engaged in real estate
                                             financial services, including
                                             mortgage brokerage, arranging joint
                                             ventures and equity financing.

- ---------------

(1) Includes periods served as trustee of the Trust's predecessors.

    Arthur H. Goldberg                52     President of Manhattan Associates,        1988
                                             LLC, a merchant and investment
                                             banking firm, since February 1994.
                                             Prior to that, Chairman of Reich &
                                             Company, Inc. (formerly Vantage
                                             Securities, Inc.), a securities and
                                             investment brokerage firm, from
                                             February 1990 to December 1993.
                                             Prior to that, Mr. Goldberg was
                                             employed by Integrated Resources,
                                             Inc. ("Integrated") as President and
                                             Chief Operating Officer from May
                                             1973 and Chief Executive Officer
                                             from February 1989, until January
                                             1990. On February 13, 1990,
                                             Integrated filed a voluntary
                                             petition for reorganization under
                                             Chapter 11 of the United States
                                             Bankruptcy Code.

     Alfred D. Stalford               72     Previously engaged in the business        1983
                                             of mortgage brokerage and real
                                             estate sales, principally involving
                                             commercial properties. He has since
                                             retired from the mortgage brokerage
                                             business.
                              CLASS III: TERM TO EXPIRE IN 1997

     Stephen R. Blank                 49     Managing Director of Oppenheimer &        1990
                                             Co., Inc. since November 1993. Prior
                                             to that, Managing Director, Real
                                             Estate Corporate Finance, of Cushman
                                             & Wakefield, Inc. for four years.
                                             Prior to that, Mr. Blank was a
                                             Managing Director of the Real Estate
                                             Group of Kidder, Peabody & Co.
                                             Incorporated for ten years.

     Herbert Liechtung                64     President of the Trust since 1988.        1981

     Joel M. Pashcow                  52     Chairman of the Trust since 1988.         1980

     --------------------

(1) Includes periods served as trustee of the Trust's predecessors.

     Set forth below is information as to the Shares beneficially owned as of March 15, 1995 by each of the Trustees, each of the executive officers included in the Summary Compensation Table below and all Trustees and executive officers as a group, based on information furnished by each Trustee and executive officer.

                      NAME OF TRUSTEE/                           SHARES OWNED              PERCENT OF
                      EXECUTIVE OFFICER                        BENEFICIALLY(1)(2)           CLASS(2)
- -------------------------------------------------------------  -----------------           ----------
Edward Blumenfeld............................................         51,000                    (3)
Samuel Eisenstat.............................................         51,000(4)                 (3)
William A. Rosoff............................................         69,200(5)                 (3)
Edwin J. Glickman............................................         50,000                    (3)
Arthur H. Goldberg...........................................        245,900(6)                 (3)
Alfred D. Stalford...........................................         54,000(7)                 (3)
Stephen R. Blank.............................................         57,850(8)                 (3)
Herbert Liechtung............................................        978,243(9)                 3.4%
Joel M. Pashcow..............................................      1,345,234(10)                4.7%
Stanley Rappoport............................................         16,500(11)                (3)
John J. Johnston, Jr.........................................         62,150(12)                (3)
Edwin R. Frankel.............................................         50,000(13)                (3)
All Trustees and Executive Officers as a group (12
  persons)...................................................      3,031,077                   10.6%

- ---------------

 (1) All amounts are owned directly unless otherwise noted.
 (2) Includes shares subject to stock options granted by the Trust which are currently exercisable or which will become exercisable within sixty days.
 (3) Less than 1% of the class.
 (4) Includes 1,000 Shares held in an IRA account for which Mr. Eisenstat has sole voting and investment power and 50,000 Shares which Mr. Eisenstat has a currently exercisable option to purchase.
 (5) Includes 18,200 Shares held by Mr. Rosoff as trustee for his sister, Barbara Rosoff, pursuant to a trust indenture dated December 30, 1991 and 50,000 Shares which Mr. Rosoff has a currently exercisable option to purchase.
 (6) Includes 156,500 Shares owned by Mr. Goldberg's wife, 15,000 Shares owned by trusts for his daughters, 24,400 Shares owned by a pension trust and 50,000 Shares which Mr. Goldberg has a currently exercisable option to purchase. Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife and the trusts for his daughters.
 (7) Includes 3,000 Shares held in a Keogh plan for which Mr. Stalford has sole voting and investment power and 50,000 Shares which Mr. Stalford has a currently exercisable option to purchase.
 (8) Includes 5,650 Shares owned by trusts for Mr. Blank's daughters, 2,200 Shares held in an IRA account for the benefit of Mr. Blank and 50,000 Shares which Mr. Blank has a currently exercisable option to purchase. Mr. Blank disclaims beneficial ownership of the Shares owned by the trusts for his daughters.
 (9) Includes 170,058 Shares owned by Mr. Liechtung's wife, 208,184 Shares held in an IRA account for the benefit of Mr. Liechtung and a retirement savings plan and 600,000 Shares which Mr. Liechtung has a currently exercisable option to purchase. Mr. Liechtung disclaims beneficial ownership of the Shares owned by his wife.
(10) Includes 207,127 Shares held in an IRA account for the benefit of Mr. Pashcow, a retirement savings plan and a pension and profit sharing account, 381,300 Shares owned by an irrevocable trust of which Mr. Pashcow is trustee, an irrevocable trust for his daughter and a foundation of which Mr. Pashcow is trustee (for all of which trusts Mr. Pashcow has shared voting and investment powers) and 600,000

     Shares which Mr. Pashcow has a currently exercisable option to purchase. Mr. Pashcow disclaims beneficial ownership of the Shares owned by the foundation and each of the trusts.
(11) Includes 4,000 Shares owned by Mr. Rappoport's wife, of which Mr. Rappoport disclaims beneficial ownership.
(12) Includes 2,633 Shares owned jointly with Mr. Johnston's wife (for which he has shared voting and investment power), 9,069 Shares held in an IRA account for the benefit of Mr. Johnston, 319 Shares held in an IRA account for the benefit of his wife, 129 Shares held by the Trust's Distribution Reinvestment Plan and 50,000 Shares which Mr. Johnston has a currently exercisable option to purchase. Mr. Johnston disclaims beneficial ownership of the Shares held by his wife.

(13) Represents Shares which Mr. Frankel has a currently exercisable option to purchase.

     There are no family relationships between any Trustee or executive officer and any other Trustee or executive officer of the Trust. Steven Liechtung, the son of Herbert Liechtung, is a Vice President of the Trust.

     The Trust has an Audit Committee which is presently comprised of Messrs. Blumenfeld, Eisenstat and Goldberg. The Audit Committee's duties include the review and oversight of all transactions between the Trust and its Trustees, officers, holders of 5% or more of its Shares or any affiliates, periodic review of the Trust's financial statements and meetings with the Trust's independent auditors. The Audit Committee held no meetings during 1994.

     The Trust also has a Compensation Committee which is presently comprised of Messrs. Blank, Glickman, Goldberg and Stalford. The Compensation Committee's duties include reviewing all compensation arrangements of the Trust with its officers and employees and considering changes and/or additions to such compensation arrangements, including stock option, pension and profit-sharing plans. The Compensation Committee acts as administrator of the Trust's 1989 Employees' Stock Option Plan. The Compensation Committee met once during 1994.

     The Board of Trustees established the Special Acquisition Committee, to assist the Trust's management in the negotiation of the Transaction and related transactions. Messrs. Blank, Goldberg and Rosoff are the members of the Special Acquisition Committee. See "Management Compensation and Transactions -- Compensation of Certain Committee Members" for a discussion of the compensation of Messrs. Blank and Goldberg for their services as members of the Special Acquisition Committee.

     On April 3, 1995, the Board of Trustees authorized the formation of a committee of the Board of Trustees (the "Spin-Off Committee"), which committee was directed to work with the Company's management in the structuring and analysis of the Spin-Off Transaction, liquidation of the Mortgage Loan Assets and potential mergers and combinations. Messrs. Goldberg, Blumenfeld and Glickman are the members of the Spin-Off Committee. See "Management Compensation and Transactions -- Compensation of Certain Committee Members."

     The Trust does not have a Nominating Committee.

     During the year ended December 31, 1994, the Board of Trustees held eleven meetings. All of the Trustees except for Edward Blumenfeld (who attended 73%) attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Trustees and (ii) the total number of meetings held by all committees on which such Trustee served.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of April 15, 1995, the following person was known by the Trust to be the beneficial owner of more than five percent of the Shares:

                      NAME AND ADDRESS                       AMOUNT AND NATURE        PERCENT
                     OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP*    OF CLASS
    ------------------------------------------------------------------------------   ---------
    Poff & Co. (Trustee for Policemen and Firemen                1,724,595             6.1%
      Retirement System of the City of Detroit)                   Shares
    c/o Manufacturers National Bank of Detroit                     owned
    P.O. Box 1319                                                directly
    Detroit, Michigan 48231

- ---------------
* Based solely upon a Schedule 13D filed with the Securities and Exchange Commission in December 1989.

                    MANAGEMENT COMPENSATION AND TRANSACTIONS

CASH COMPENSATION

     The following table sets forth information with respect to the cash compensation paid by the Trust for services rendered during the year ended December 31, 1994 to Messrs. Liechtung and Pashcow, the Trust's Co-Chief Executive Officers, and the three other most highly compensated executive officers of the Trust, whose total remuneration from the Trust exceeded $100,000 for such period:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION
                                      ---------------------------------------------
                                                                           (E)
                                                                          OTHER          (I)
                                                              (D)         ANNUAL      ALL OTHER
                (A)                    (B)       (C)         BONUS     COMPENSATION  COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR   SALARY($)(1)    ($)(2)       ($)(3)        ($)(4)
- ------------------------------------  -----  ------------   --------   ------------  ------------
Herbert Liechtung...................  1994      321,650       38,342       16,054        8,100
  President                           1993      312,561       26,903       11,049       12,735
                                      1992      300,330       11,022       35,289       15,537
Joel M. Pashcow.....................  1994      321,650       19,172       97,828        8,100
  Chairman                            1993      312,561       13,452       51,358       12,735
                                      1992      300,330        5,511       36,096       15,537
Stanley Rappoport...................  1994      163,072           --        1,404        8,100
  Executive Vice President            1993      158,314           --        1,404        8,625
                                      1992      150,000           --        1,404       10,288
Edwin R. Frankel....................  1994      111,514       18,000        3,029        7,535
  Senior Vice President and           1993      108,262       18,000          348        6,837
  Treasurer                           1992      104,500       18,000          348        8,343
John J. Johnston, Jr................  1994      110,552       17,600        1,404        7,372
  Vice President--Real Estate         1993      107,330       17,600        1,404        6,822
  Counsel and Secretary               1992      103,600       17,600        1,404        8,333

- ------------

(1) Includes car allowances payable to Messrs. Liechtung and Pashcow pursuant to the terms of their respective employment agreements.

(2) Bonus amounts earned by Messrs. Liechtung and Pashcow for any year represents Distribution Incentive Bonus and Origination Bonus for that fiscal year earned pursuant to ten-year employment agreements expiring December 31, 1998.

(3) Includes perquisites and other personal benefits for such officer, including certain life insurance premium payments, paid on behalf of the named officers. Of the amounts reflected for Mr. Pashcow, $76,857 was paid during 1994 for tax and accounting services performed on behalf of Mr. Pashcow for the years 1992, 1993 and 1994.

(4) Includes discretionary contributions by the Trust to the RPS Realty Trust Retirement Savings Plan for such named officer's account, including forfeitures, if any.

EMPLOYMENT AGREEMENTS

     Herbert Liechtung and Joel M. Pashcow, the President and Chairman, respectively, of the Trust, are employed pursuant to ten-year employment agreements, expiring December 31, 1998. The employment agreements provide each of Messrs. Liechtung and Pashcow with a base annual salary, adjusted annually by a percentage equal to the increase in the Consumer Price Index -- All Items for the New York Metropolitan Area (which increase in any year may not be less than 3% nor more than 8%). The base annual salary for the year ended December 31, 1994 was $312,050 for each of Messrs. Liechtung and Pashcow.

     Pursuant to the terms of their respective employment agreements, Mr. Liechtung and Mr. Pashcow are each entitled to receive a Distribution Incentive Bonus (as defined in the employment agreements) in an amount equal to 3.75% of the amount, if any, by which the Trust's Qualifying Distributions (as defined below) in any calendar year exceed the Target Distribution (as defined below) for that year. The Target Distribution is determined on a cumulative, non-interest bearing basis, commencing January 1, 1989. "Qualifying Distributions" are defined as all distributions by the Trust attributable to any taxable year to the extent they do not exceed 100% of REIT Taxable Income. The "Target Distribution" for each year is $22,000,000, subject to certain adjustments. Neither Mr. Pashcow nor Mr. Liechtung received a Distribution Incentive Bonus for 1994.

     Messrs. Liechtung and Pashcow are each entitled to receive 100% of the Distribution Incentive Bonus for any period they are employed by the Trust, through the year 2001. If Mr. Liechtung's or Mr. Pashcow's employment terminates prior to December 31, 1998, each is entitled to receive a portion of the Distribution Incentive Bonus payable in the year of such termination, based upon a vesting schedule set forth in their employment agreements; based upon such schedule, as of December 31, 1994, Messrs. Liechtung and Pashcow each would be entitled to receive 100% of any such bonus payable upon termination of their employment. If the employment of either Mr. Liechtung or Mr. Pashcow is terminated on or after December 31, 1998, each of Messrs. Liechtung and Pashcow are entitled to receive the Distribution Incentive Bonus through 2001, based upon a formula set forth in their employment agreements.

     Mr. Liechtung and Mr. Pashcow receive Origination Bonuses equal to .235% and .1175%, respectively, of the amount of investments for which a formal commitment is executed by the Trust during the term of their respective employment agreements and which are subsequently consummated, subject to reduction for investments of less than three years. Messrs. Liechtung and Pashcow received Origination Bonuses of $38,342 and $19,172, respectively, for 1994.

     In the event of death during the term of the employment agreement, the officer's legal representatives will be entitled to receive his base salary for an additional period equal to the lesser of (i) the remaining term of the employment agreement or (ii) 24 months from the date of death, as well as any Distribution Incentive Bonuses and Origination Bonuses due or to become payable. In the event an officer is unable to perform his duties on account of illness, injury or other physical or mental incapacity which continues for a period of more than six months, the Trust may terminate the employment agreement. In such event, the officer will be entitled to receive his base salary for an additional period equal to the lesser of (i) the remaining term of the employment agreement or (ii) 24 months from the date of termination, as well as any Distribution Incentive Bonuses and Origination Bonuses due or to become payable.

     Messrs. Liechtung and Pashcow have agreed during the term of the employment agreements, and for two years after such time as the officer voluntarily ceases to be an employee of the Trust prior to the expiration of such term (except for reasons of material breach by the Trust or the occurrence of an event described in the following paragraph), not to engage in any business ventures which compete with the Trust's mortgage lending business.

     In the event of, among other things, a change in the business carried on by the Trust having the effect that its business ceases to be primarily the business of mortgage lending (a "Business Change Event"), each of Messrs. Pashcow and Liechtung, upon the delivery of timely notice to the Trust, may terminate his employment agreement with the Trust. In such event, the Trust must pay to the officer a sum calculated by multiplying the average of the officer's annual compensation for the three calendar years prior to the year in which the event occurs by: (i) four, if the event occurs in calendar years 1994 or 1995; or (ii) three, if the event occurs in calendar years 1996 through 1998.

     In connection with the Transaction with Ramco described above, the Trust and Mr. Liechtung have entered into an agreement (the "Liechtung Termination Agreement") which provides for the termination of Mr. Liechtung's employment agreement upon consummation of the Transaction (or certain other alternative transactions), which the parties have agreed would constitute a Business Change Event for purposes of Mr. Liechtung's employment agreement with the Trust.

     The Liechtung Termination Agreement also provides, among other things, for
(a) payment of the Business Change Event payments due under Mr. Liechtung's employment agreement, (b) a payment to be made to Mr. Liechtung upon consummation of the Transaction equal to (i) 14 months' salary, (ii) projected origination bonuses that would have been earned by Mr. Liechtung during such 14-month period; and (iii) the value of certain perquisites that would have been received by Mr. Liechtung during such 14-month period, and (c) a one-time bonus payment to Mr. Liechtung in the amount of $500,000, in payment for Mr. Liechtung's extraordinary efforts with respect to the Transaction. These payments will be payable upon consummation of the Transaction (or certain types of alternative transactions defined in the Liechtung Termination Agreement). In addition, pursuant to the Liechtung Termination Agreement, the Trust intends, in connection with the Transaction, to propose to its Shareholders the amendment of certain provisions of the Trust's employee stock option plan. The payments to be made to Mr. Liechtung pursuant to the Liechtung Termination Agreement, if all of such payments were made (excluding unpaid salary and bonus payments and unreimbursed expenses payable under the existing employment agreement with Mr. Liechtung), would equal approximately $2,462,000. Pursuant to the terms of the Liechtung Termination Agreement, Mr. Liechtung has agreed, subject to earlier termination as set forth in the Liechtung Employment Agreement, to continue in the employment of the Trust through the date of consummation of the Transaction.

     The Board has also approved the material terms of a termination agreement with Mr. Pashcow, but no such agreement has been entered into as of the date of this Proxy Statement.

SEVERANCE AND OTHER ARRANGEMENTS WITH EXECUTIVE OFFICERS AND CERTAIN KEY
EMPLOYEES

     On August 9, 1994, the Board of Trustees adopted a resolution authorizing the Trust to adopt a severance policy pursuant to which each employee (other than Messrs. Liechtung and Pashcow, who are not covered by such policy) whose employment with the Trust is terminated after such date would be entitled to receive from the Trust an amount equal to one month's salary for each year that such employee was employed by the Trust (and/or the Trust's predecessors), up to a maximum of 12 months' salary. In addition, in connection with the negotiation of the Transaction, the Board of Trustees determined that it was necessary to enter into arrangements with certain of the executive officers and key employees of the Trust, to induce such individuals to remain in the employ of the Trust at least through the consummation of the Transaction. Accordingly, on August 9, 1994, the Board of Trustees authorized the payment to Messrs. Edwin Frankel, Stanley Rappoport and Steven Liechtung of bonuses (in addition to the severance arrangements described above) equal to 100% of six months' salary (with respect to Mr. Frankel) and 25% of six months' salary (with respect to Messrs. Rappoport and Steven Liechtung), which bonuses would be paid only in the event that such employee is employed by the Trust upon the consummation of the Transaction. On February 8, 1995, in recognition of the fact that the Transaction was not expected to be consummated for several more months, the Compensation Committee of the Board of Trustees and the members of the Special Acquisition Committee authorized an increase in Mr. Frankel's bonus to 100% of seven months' salary; authorized the payment to Mr. Rappoport of severance pay equal to 100% of six months' base salary (in lieu of the standard severance arrangements described above), in addition to the bonus payment referred to above; and authorized an increase in Mr. Steven Liechtung's bonus to 100% of four months' salary. The payments to be made to each of Messrs. Frankel, Rappoport and John Johnston, Jr., each of whom are executive officers of the Trust, pursuant to the severance and/or bonus arrangements described above, would equal approximately $216,000, $105,000 and $129,000, respectively, assuming that the Transaction is consummated during September 1995.

COMPENSATION PLANS

     The Trust maintains a retirement savings plan for all full-time employees meeting certain criteria as to age and length of employment, including the Trust's officers. The plan permits eligible employees to provide for salary reduction contributions in amounts not in excess of the lesser of 20% of their annual compensation or an amount established annually by the Secretary of the Treasury, which was $9,240 for the year ended December 31, 1994. The plan permits the Trust, in its discretion, to make matching contributions for those employees who provide for salary reduction contributions, in amounts equal to 25% multiplied by the lesser of (i) the employee's elective salary reduction or
(ii) 9% of the employee's annual compensation. The plan also permits the Trust, in its discretion, to make an additional contribution in such amount as it deems appropriate, to be allocated among all eligible employees, whether or not they have made elective salary reductions. The total of all contributions, including elective salary reductions, matching contributions, and additional employer contributions may not exceed 15% of the annual compensation of all participants.

     Participants in the plan are 100% vested in their elective accounts at all times. Vesting in the matching and additional employer contributions is 20% after two years and 20% each year thereafter, with 100% vesting after six years of participation. Withdrawals may not be made prior to attaining the age of 59 1/2 years, except in the event of total and permanent disability, retirement, termination of employment or proven hardship.

     The Trust adopted and its Shareholders approved the 1989 Employees' Stock Option Plan. The plan provides for the granting to employees of the Trust of options to purchase up to an aggregate of 1,550,000 Shares. The plan is administered by the Compensation Committee of the Board of Trustees, which determines the individuals to whom and the times at which options are granted and the number of Shares to be subject to each option.

     Options granted under the 1989 Employees' Stock Option Plan become exercisable after one year following the date of grant with respect to 20% of the Shares covered thereby, with additional 20% increments becoming exercisable cumulatively on the next four succeeding anniversary dates from the date of grant. Shares subject to options may be purchased for cash and/or by delivery of Shares having an equivalent fair market value. The exercise price is 100% of the fair market value of the Shares on the date of grant. Unexercised options expire ten years from their date of grant.

     On December 6, 1989, the Trust granted options to purchase an aggregate of 1,355,000 Shares, at an exercise price of $5.75 per Share, under the 1989 Employees' Stock Option Plan, of which options to purchase 1,325,000 Shares remain outstanding as of April 15, 1995. The following table sets forth information as to all options to purchase Shares which were granted pursuant to the 1989 Employees' Stock Option Plan to each of the individuals listed in the Summary Compensation Table:

                                            NUMBER OF SHARES    NUMBER OF SHARES       NUMBER OF
                                           SUBJECT TO OPTIONS     VESTED AS OF      SHARES ACQUIRED
           NAME OF INDIVIDUAL                   GRANTED          APRIL 15, 1995      UPON EXERCISE
- -----------------------------------------  ------------------   -----------------   ---------------
Herbert Liechtung........................         600,000            600,000             --
Joel M. Pashcow..........................         600,000            600,000             --
Edwin R. Frankel.........................          50,000             50,000             --
John J. Johnston, Jr.....................          50,000             50,000             --
Stanley Rappoport........................        --                  --                  --

     As of April 15, 1995, to the best of the Trust's knowledge, no options issued pursuant to the 1989 Employees' Stock Option Plan had been exercised.

     In connection with the Transaction, the Trust intends to propose certain amendments to the 1989 Employees' Stock Option Plan, which proposed amendments will be described in the proxy statement to be distributed to Shareholders in connection with the Transaction.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Trustees (the "Committee") is responsible for administering the Trust's senior management compensation program. The Committee is composed entirely of independent Trustees who are not employees of the Trust; the individual members are listed below. None of these individuals has any interlocking or other relationships with the Trust that would call into question their independence as Committee members.

     Except as otherwise described below, the Committee has general review authority over compensation levels of, and sets the compensation of, all corporate officers and key management personnel of the Trust. The Committee also administers employee benefit and incentive compensation programs, and considers and recommends to the Board new benefit programs.

     Pursuant to recently adopted rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report of the Committee addressing the Trust's compensation policies for 1994 as they affected the Trust's two principal executive officers, Herbert Liechtung, the President of the Trust, and Joel M. Pashcow, the Chairman of the Trust, and its three other most highly paid executives, Stanley Rappoport, John J. Johnston, Jr. and Edwin R. Frankel, the Executive Vice President, Vice President-Real Estate Counsel and Secretary and Senior Vice President and Treasurer, respectively, of the Trust.

     The compensation of each of Messrs. Liechtung and Pashcow is set pursuant to a ten-year employment agreement between such individual and the Trust, the terms of which are described above under the heading "Employment Agreements." As described in such section, these employment agreements contain provisions for, among other things, calculating the base salary paid to each of Messrs. Liechtung and Pashcow, as well as the formulae used to determine bonus payments to such individuals.

     Base salary for each of Mr. Liechtung and Mr. Pashcow is adjusted annually to reflect cost-of-living increases, subject to certain limitations. The bonus payments payable to Messrs. Liechtung and Pashcow pursuant to their respective employment contracts relate directly to the Trust's performance and the individual performance of such officers; the Distribution Incentive Bonus is payable only to the extent that distributions to the Trust's Shareholders during a fiscal year exceed a specified amount, and the Origination Bonus is paid only to the extent that the Trust succeeds in making certain long-term investments. As described above, Messrs. Liechtung and Pashcow did not receive a Distribution Incentive Bonus for 1994, and Origination Bonuses paid for 1994 equalled $38,342 for Mr. Liechtung and $19,172 for Mr. Pashcow. The Trust also provided certain other benefits to Messrs. Liechtung and Pashcow during 1994 pursuant to such employment agreements in the form of non-cash compensation, for items such as professional fees and insurance. In addition, as described above under the heading "Compensation Plans," in 1989 the Trust issued to each of Messrs. Liechtung and Pashcow, pursuant to the provisions of the Trust's 1989 Employees' Stock Option Plan, options to purchase up to 600,000 of the Trust's Shares. Messrs. Liechtung and Pashcow also participate in medical, retirement and other benefit plans available to other officers and employees of the Trust. Messrs. Liechtung and Pashcow have participated in the deliberations of the Committee, but did not vote with respect to the compensation of the other members of the Trust's senior management.

     The Committee did not negotiate or separately pass upon the payments to be made to Mr. Liechtung pursuant to the Liechtung Termination Agreement. As described above, the terms of the Liechtung Termination Agreement were negotiated by the Special Acquisition Committee, and were unanimously approved by the members of the Board of Trustees (other than Messrs. Liechtung and Pashcow).

     The compensation package offered by the Trust to its senior executives is intended to enable the Trust to attract, motivate and retain qualified senior management, taking into account both annual and long-term performance goals of the Trust and recognizing individual initiative and achievements. Executive compensation generally consists of base salary and annual bonus, as well as a combination of benefit programs. Annual bonus payments for such officers were generally set at a minimum level and are viewed by the Committee and such officers as a component of base compensation. Bonus payments in excess of such minimum amount may be paid by the Trust, upon the recommendation of the Committee after taking into account the views of Messrs. Liechtung and Pashcow to reward superior individual performance and improvement in the performance of the Trust. Mr. Rappoport receives no annual bonus payment; his entire compensation package is comprised of base salary plus participation in the Trust's benefit programs.

     In view of the recent adverse economic climate and its effect on the real estate industry generally and the Trust's performance specifically, compensation increases for Messrs. Rappoport, Johnston and Frankel were limited this past year to cost-of-living adjustments to base salary. In addition, Messrs. Johnston and Frankel received bonus payments equal to the bonus payments paid to such officers for 1993. As stated above, these bonuses constitute a component of such officers' base compensation; the Committee believes that failure to pay such bonuses could adversely affect morale and put the Trust at a competitive disadvantage in its ability to attract and retain qualified individuals. The aggregate compensation paid to Messrs. Rappoport, Johnston and Frankel for 1994 is less than that paid in 1993, after taking into account the impact of inflation. In addition to the compensation described above, Messrs. Johnston and Frankel each received, in 1989, options to purchase the Trust's Shares pursuant to the Trust's 1989 Employees' Stock Option Plan.

     In addition, as described above under "Severance and Other Arrangements with Executive Officers and Certain Key Employees," the Committee reviewed the additional bonuses and other payments to be paid to Messrs. Frankel and Rappoport which were authorized by the Board of Trustees in order to induce such individuals to remain in the employment of the Trust through the consummation of the Transaction. (The Committee did not separately approve the severance and other arrangements approved by the Board of Trustees in August, 1994). As described above, the Committee, after taking into account the extended time period during which the Transaction was expected to be consummated, determined to increase such payments (as described above). The Committee determined that the services provided by Messrs. Frankel and Rappoport were essential to the Trust's well-being, and that failure to retain the services of such individuals, at a time when the Transaction is still being negotiated, could have an adverse effect on the Trust. Accordingly, the Committee, together with the Special Acquisition Committee, authorized the special bonus and other payments to Messrs. Frankel and Rappoport which are described above.

     The Committee has reviewed the Trust's compensation policies in light of the addition of Section 162(m) to the Internal Revenue Code, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (certain performance based compensation is not subject to that limit), and has determined that the compensation levels of the Trust's executive officers (other than Messrs. Liechtung and Pashcow, whose compensation is not determined by the Compensation Committee) are not at a level which would be affected by such amendments. The Committee intends to continue to review the application of Section 162(m) to the Trust with respect to any future compensation programs which are considered by the Trust.

     MEMBERS OF THE COMPENSATION COMMITTEE:

                                STEPHEN R. BLANK

                               EDWIN J. GLICKMAN
                               ARTHUR H. GOLDBERG

                               ALFRED D. STALFORD

COMPENSATION OF TRUSTEES

     The independent Trustees each received $20,000 in compensation for serving as a Trustee in 1994, plus reimbursement of travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Except as described below, Trustees do not receive any additional compensation for attending meetings or for serving on any committees of the Board. Messrs. Pashcow, Liechtung and Rosoff do not receive any compensation for their services as Trustees.

     In April 1989, the Board of Trustees adopted the 1989 Trustees' Stock Option Plan, which plan was subsequently approved by the Trust's Shareholders. Pursuant to the plan, each Trustee who is not an officer or employee of the Trust automatically received, on the later of the date of approval of the plan or the initial date of election as a Trustee, and every two years thereafter if he continued as a Trustee, an option to purchase the number of Shares equal to 0.1% of the aggregate number of Shares then outstanding. In October 1991, the

Board of Trustees modified and amended the 1989 Trustees' Stock Option Plan to provide that the remaining options due to be issued after October 8, 1991 be issued pro rata to each of the seven eligible Trustees, notwithstanding the date on which such Trustees became eligible to receive such options. All options available for grant under the plan have been granted.

     Options granted under the 1989 Trustees' Stock Option Plan become exercisable after one year following the date of grant with respect to 50% of the Shares covered thereby, with the remaining 50% becoming exercisable on the next succeeding anniversary date from the date of grant. Shares subject to the options may be purchased for cash and/or by delivery of Shares having an equivalent fair market value. The exercise price is 100% of the fair market value of the Shares on the date of grant. Unexercised options expire ten years from their date of grant.

     On November 28, 1989 and November 28, 1991, each of Messrs. Blumenfeld, Eisenstat, Glickman, Goldberg, and Stalford were granted options to purchase 29,622 Shares at an exercise price of $5.375 per Share and 20,378 Shares at an exercise price of $5.25 per Share, respectively. On January 29, 1990 and January 29, 1992, Messrs. Rosoff and Blank each were granted options to purchase 29,622 Shares at an exercise price of $5.75 per Share and 20,378 Shares at an exercise price of $5.375 per Share, respectively. All options granted under the 1989 Trustees' Stock Option Plan are currently exercisable. To the best of the Trust's knowledge, as of March 15, 1995 no options issued pursuant to the 1989 Trustees' Stock Option Plan had been exercised.

     In connection with the Transaction, the Trust intends to propose certain amendments to the 1989 Trustees' Stock Option Plan, which proposed amendments will be described in the proxy statement to be distributed to Shareholders in connection with the Transaction.

COMPENSATION OF CERTAIN COMMITTEE MEMBERS

     On April 17, 1994, the Board of Trustees authorized the payment of $75,000 to be paid to each of Messrs. Blank and Goldberg in their capacities as members of the Special Acquisition Committee. On October 11, 1994, in recognition of the expectation that the Transaction would not be consummated for several more months, the RPS Board authorized the payments to each of Messrs. Blank and Goldberg of an additional $50,000 in their capacities as members of the Special Acquisition Committee and on April 12, 1995, each of Messrs. Blank and Goldberg was paid an additional $50,000 for his continuing service on such committee. Mr. Rosoff does not receive any compensation for his service on such committee.

     In addition, on April 13, 1995, the Board of Trustees authorized the payment of $25,000 to be paid to each of Messrs. Goldberg, Blumenfeld and Glickman in their capacities as member of the Spin-Off Committee. These payments have already been made and will be retained by Messrs. Goldberg, Blumenfeld and Glickman regardless of whether the Spin-Off Transaction occurs.

                               RPS REALTY TRUST

       RELATIVE PERFORMANCE VS. NAREIT MORTGAGE AND EQUITY REIT INDICES
                               AND THE S&P 500

            TOTAL RETURNS INCLUDING THE REINVESTMENT OF DIVIDENDS

                      Mortgage         Equity          S&P
                     REIT Index      REIT Index        500          RPS
                     ----------      ----------        ---          ---
Dec. 89                100.00          100.00         100.00       100.00
Dec. 90                 81.63           84.65          98.83       110.60
Dec. 91                107.62          114.88         126.41       114.77
Dec. 92                109.68          131.62         136.10       131.50
Dec. 93                125.64          157.49         149.70       111.76
Dec. 94                 95.11          162.49         151.66       136.27

SOURCE: NAREIT & IDD/TRADELINE


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust's officers and Trustees and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, Trustees and greater than ten percent Shareholders are required by regulation of the Commission to furnish the Trust with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Trust believes that, during the fiscal year ended December 31, 1994, all filing requirements applicable to its officers, Trustees and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Steven Liechtung, the son of Herbert Liechtung, is a Vice President of the Trust. Steven Liechtung received compensation aggregating $125,614 for services rendered in all capacities to the Trust during the year ended December 31, 1994. In addition, on December 6, 1989, Steven Liechtung was granted options to purchase 20,000 Shares, at an exercise price of $5.75 per Share, pursuant to the 1989 Employees' Stock Option Plan. The options are currently exercisable with respect to 100% of the Shares covered thereby. In addition, Steven Liechtung is eligible to receive certain severance and other payments described above under "Management Compensation and Transactions -- Severance and Other Arrangements with Executive Officers and Certain Key Employees," which payments would equal approximately $120,000, assuming that the Transaction is consummated during September 1995.

     The Trust paid legal fees during 1994 of approximately $18,775 to Wolf, Block, Schorr and Solis-Cohen. In addition, in January 1995, the Trust paid approximately $491,750 to such firm, substantially all of which related to legal fees and disbursements incurred in connection with the Transaction. William Rosoff, a Trustee of the Trust, is a partner in Wolf, Block, Schorr and Solis-Cohen.

     Messrs. Blank, Goldberg, Blumenfeld and Glickman each received certain payments during 1994 and 1995 as compensation for their services as members of the Special Acquisition Committee and/or the Spin-Off Committee. See "Management Compensation and Transactions -- Compensation of Certain Committee Members."

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP has been appointed as independent auditors for the Trust by the Trust's Board of Trustees to examine and report on financial statements for the fiscal year ending December 31, 1995, which appointment will be submitted to Shareholders for ratification at the Meeting. Deloitte & Touche LLP audited and reported on the Trust's financial statements for the fiscal year ended December 31, 1994. Representatives of that firm are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The affirmative vote of a majority of the Shares present and entitled to vote at the Meeting is required to ratify appointment of the independent auditors.

     Submission of the appointment of the auditors to the Shareholders for ratification will not limit the authority of the Board of Trustees to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated. If the Shareholders do not ratify the appointment of Deloitte & Touche LLP at the Meeting, Management intends to call a special meeting of Shareholders to be held as soon as practicable after the Meeting to ratify the appointment of another independent public accounting firm as independent auditors for the Trust.

                            SHAREHOLDERS' PROPOSALS

     Any proposal by a Shareholder of the Trust intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Trust at its principal executive office not later than March 9, 1996 for inclusion in the Trust's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Commission.

                               VOTING PROCEDURES

     Trustees are elected by a plurality of the votes cast at the Annual Meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, THE TRUST WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If a person requesting the report was not a Shareholder of record on May 15, 1995, the request must contain a good faith representation that the person making the request was a beneficial owner of Shares at the close of business on such date. Requests should be addressed to Mr. John J. Johnston, Jr., Secretary, RPS Realty Trust, 747 Third Avenue, New York, New York 10017.

                   OTHER BUSINESS AND EXPENSE OF SOLICITATION

     Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Proxies are being solicited on behalf of the Board of Trustees by use of the mail. The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Meeting is being borne by the Trust.

     Your cooperation in giving this matter your immediate attention and in returning your proxies promptly will be appreciated.

                                          By Order of the Board of Trustees

                                          /s/ John J. Johnston, Jr.
                                          --------------------------
                                          JOHN J. JOHNSTON, JR.,
                                          Secretary

May 31, 1995

                                RPS REALTY TRUST

                                747 THIRD AVENUE
                              NEW YORK, N.Y. 10017

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS JULY 7, 1995

     The undersigned hereby appoints EDWIN R. FRANKEL and JOHN J. JOHNSTON, JR. or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of beneficial interest of RPS Realty Trust (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on the 7th day of July, 1995 at 9:30 A.M., at the offices of Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, 19th floor, New York, NY and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

      PLEASE MARK YOUR
/X/   VOTES AS IN THIS
      EXAMPLE

1.  Election of Class 1 Trustees.

      FOR          WITHHELD
      / /            / /

NOMINEES: Edward Blumenfeld
          Samuel M. Eisenstat
          William A. Rosoff

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

_________________________________

2. The ratification of the selection by the Board of Trustees of the Trust of Deloitte & Touche as the independent public accountants of the Trust for the fiscal year commencing January 1, 1995.

                  FOR           AGAINST           ABSTAIN
                  / /             / /               / /

3. In accordance with their judgement with respect to any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES AND FOR THE ADOPTION OF PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)_____________________________________________DATE______________1995
NOTE: This Proxy must be signed exactly as your name appears. Executor, administrator, trustee, partners, etc. should give full title as such. If the signer is a corporation, please sign full corporation name by duly authorized officer, who should state his title.